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                                  EXHIBIT 15

KPMG LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                         Telephone           305-358-2300
2 South Biscayne Boulevard                 Fax                 305-913-2692
Suite 2900
Miami, Florida  33131



The Board of Directors and Shareholders
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated April 19, 2001 related to our review of interim financial information:

     Form S-3:

         . Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

         . Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

         . Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.

         . Registration Statement No. 33-1623 covering $500,000,000 aggregate principal amount of debt securities.

         . Registration Statement No. 33-13962 covering $500,000,000 aggregate principal amount of debt securities.

     Form S-8:

         . Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

         . Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

         . Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

         . Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

         . Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

         . Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

         . Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

         . Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

         . Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.
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                            EXHIBIT 15 (continued)


         . Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

         . Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

         . Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

         . Registration Statement No. 333-57593 covering the Ryder System, Inc. Stock Purchase Plan for Employees.

         . Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.




/S/ KPMG LLP

Miami, Florida
May 8, 2001